SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2015

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets

On July 24, 2015, CenterState Bank of Florida, N.A. (“CSB”), the wholly owned subsidiary bank of CenterState Banks, Inc. (the “Company”) closed its previously announced transaction with Commonwealth Savingshares Corporation (“CSC”) and its wholly owned subsidiary, SouthBank, F.S.B (“SB”), whereby CSB purchased SB’s main banking office located at 10891 N. Military Trail, Palm Beach Gardens, Florida, including main office real estate, for $1,950,000.  The purchase price for the real estate was based on a recent appraisal.  CSB also assumed all of the deposits of SB, approximately $14.6 million.  CSB paid SB a premium of $100,000 for the deposits.  CSB did not acquire any loans from SB.

On the same date, CSB also closed two of its nearby existing leased branch banking offices located at 801 U.S. Highway 7, North Palm Beach, Florida and 250 S. Central Blvd., Suite 106, Jupiter, Florida, and consolidated these offices into the newly acquired location described above.

Statements made in this Form 8-K, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties.  These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources, including the effects of the SB acquisition and the final determination of the assets and liabilities acquired and their respective valuations.  A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Business - Note about Forward-Looking Statements,”  “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date:July 27, 2015

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